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NABI                                                                EXHIBIT 23.1
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                             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-2253) of Nabi and in the related Prospectus and the Registration Statements (Forms S-8 No. 33-42223, No. 33-42224, No. 33-05219, No. 33-60795,
No. 33-64092, No. 33-65069, No. 333-56037, No. 333-56071, No. 333-81009 and No.
333-95269) pertaining to the following employee benefit plans of Nabi (1990 Equity Incentive Plan, 1998 Non-Qualified Employee Stock Option Plan, Stock Option Plan for Non-Employee Directors, North American Biologicals, Inc. Amended and Restated Incentive Stock Option Plan (ISO), and 1989 Stock Option Plan for Univax Corporation) of our report dated February 16, 2000, with respect to the consolidated financial statements and schedule of Nabi included in this Annual Report (Form 10-K) for the year ended December 31, 1999.






/s/ Ernst & Young LLP
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Ernst & Young LLP

Miami, Florida
March 10, 2000





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